                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                      __________________________________


                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)_____

                      BANKAMERICA NATIONAL TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                                  95-3804037
                     (I.R.S. Employer Identification No.)

     One World Trade Center, New York, New York               10048-1191
      (Address of principal executive offices)                (Zip Code)

                                General Counsel
                      BankAmerica National Trust Company
                         335 Madison Avenue, 7th Floor
                              New York, NY 10017
                                (212) 503-8297
          (Name, address and telephone number of agent for services)
                             ____________________


                          AVERY DENNISON CORPORATION
              (Exact name of obligor as specified in its charter)


           Delaware                                           95-1492269
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


    150 North Orange Grove Boulevard
          Pasadena, California                                   91103
(Address of principal executive offices)                      (Zip Code)

                             ____________________



                                Debt Securities
                      (Title of the indenture securities)

                             GENERAL

Item 1.     General Information.
            Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency, Washington, D.C.
            Federal Deposit Insurance Corporation, Washington, D.C. Board of Governors of The Federal Reserve System,
            Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.
            Yes

Item 2.     Affiliations with Obligor and Underwriters.

            If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

            Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee. (See Note on Page 5)

Item 3.     Voting securities of the Trustee.

            Not Applicable.

Item 4.     Trusteeships under Other Indentures.

            Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

            Not Applicable.

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

            Not Applicable.

Item 7.     Voting Securities of the Trustee Owned by
            Underwriters or their Officials.

            Not Applicable.

Item 8.     Securities of the Obligor Owned or Held by the Trustee.

            Not Applicable.

Item 9.     Securities of Underwriters Owned or Held by the
            Trustee.

            Not Applicable.

Item 10.    Ownership or Holdings by the Trustee of Voting
Securities of Certain Affiliates or Security Holders of the
Obligor.

            Not Applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting
Securities of the Obligor.

            Not Applicable.

Item 12.    Indebtedness of the Obligor to the Trustee.

            Not Applicable.

Item 13.    Defaults by the Obligor.

            Not Applicable.

Item 14.    Affiliations with the Underwriters.

            Not Applicable.

Item 15.    Foreign Trustee.

            Not Applicable.

Item 16.    List of Exhibits

            List below all exhibits filed as a part of this statement of eligibility and qualification.

            Exhibit 1   A copy of the Articles of Association
                        of the Trustee; incorporated herein by
                        reference to Exhibit 1 filed with Form
                        T-1 Statement, Registration No. 33-34670

            Exhibit 2 A copy of the Certificate of Authority to Commence Business of the Trustee, incorporated herein by reference to
                        Exhibit 2 filed with Form T-1 Statement,
                        Registration No. 2-97868

            Exhibit 3   Not applicable, included in Exhibit 1;

            Exhibit 4 A copy of the existing by-laws of the Trustee; incorporated herein by reference to Exhibit 4 filed with T-1 statement, Registration No. 33-34670

            Exhibit 5   Not Applicable.

            Exhibit 6   Consents of BankAmerica National
                        Trust Company formerly Security Pacific
                        National Trust Company (New York) required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit 6, filed with Form T-1 Statement, Registration No. 2-97868.

            Exhibit 7 A copy of the latest report of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.

            Exhibit 8   Not applicable.

            Exhibit 9   Not applicable.

                      ____________________

                                     NOTE

            Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Item 2 the answer to said Item is based on incomplete information.

            Item 2 may be considered correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, BankAmerica National Trust Company, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 11th day of March, 1994.


                                        BANKAMERICA NATIONAL TRUST COMPANY

                                        By    /S/ MARY LAGUMINA
                                              _____________________________
                                              Mary LaGumina
                                              Trust Officer

                                                        Exhibit 7 to Form T-1
BANKAMERICA NATIONAL TRUST COMPANY
One World Trade Center, 18th Floor
New York City, NY  10048-1191

FDIC Certificate Number 24430

Consolidated Report of Condition for
Insured Commercial Banks for January 26, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                          Dollar Amounts in Thousands  Bil Mil Thou
_____________________________________________________________________________
Assets

 1.  Cash and balances due from depository
     institutions (from Schedule RC-A):
     a.  Noninterest-bearing balances and
         currency and coin [1]............................393,442
     b.  Interest-bearing balances [2].................... 22,585
 2.  Securities (from Schedule RC-B)........................6,005
 3.  Federal funds sold and securities
     purchases under agreements to resell:
     a.   Federal funds sold...............................
     b.   Securities purchased under
          agreements to resell................................-0-
 4.  Loans and lease financing receivables:
     a.    Loans and leases, net of unearned
           income (from Schedule RC-C).............348,713
                 b.    LESS: Allowance for loan and
           lease losses................................900
     c.    LESS: Allocated transfer risk
           reserve................................
     d.    Loans and leases, net of
           unearned income, allowance,
           and reserve (item 4.a minus
           4.b and 4.c)....................................347,813
 5.  Assets held in trading accounts (from
     Schedule RC-D)........................................
 6.  Premises and fixed assets (including
     capitalized leases)...................................  1,328
 7.  Other real estate owned...............................
 8.  Investments in unconsolidated subsidiaries and
     associated companies..................................
 9.  Customer's liability to this bank on
     acceptances outstanding...............................
10.  Intangible assets (from Schedule RC-M)................ 19,029
11.  Other assets (from Schedule RC-F)..................... 29,667
12.  Total assets (sum of items 1 through 11...............819,869
_______________
[1] Includes cash items in process of collection and unposted debits. [2] Includes time certificates of deposit not held in trading accounts.

                       Dollar Amounts in Thousands  Bil Mil Thou
_________________________________________________________________
Liabilities

13.  Deposits:
     a. In domestic offices (sum of totals of columns
        A and C from Schedule RC-E).........................380,620
        (1) Noninterest-bearing [1].........................380,620
        (2) Interest-bearing.....................
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs............................
        (1) Noninterest-bearing...........................
        (2) Interest-bearing..............................
14.     Federal funds purchased and securities
        sold under agreements to repurchase:
     a. Federal funds purchased.............................270,000
     b. Securities sold under agreements to repurchase.........-0-
15.  Demand notes issued to the U.S. Treasury.............
16.  Other borrowed money.....................................4,239
17.  Mortgage indebtedness and obligations
     under capitalized leases.............................
18.  Bank's liability on acceptances executed
     and outstanding......................................
19.  Notes and debentures subordinated to deposits........
20.  Other liabilities (from Schedule RC-G)...............   27,501
21.  Total liabilities (sum of items 13 through 20).........682,360
22.  Limited-life preferred stock.........................
EQUITY CAPITAL
23.  Perpetual preferred stock............................
24.  Common Stock.........................................     500
25.  Surplus...............................................130,645
26.  Undivided profits and capital reserves................. 6,364
27.  Cumulative foreign currency translation adjustments..
28.  Total equity capital (sum of items 23 through 27).... 137,509
29.  Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21,22 and 28)........819,869
_______________
1] Includes total demand deposits and noninterest-bearing time and savings deposits.